Exhibit 4

Wayfair Inc. Stock Distribution Plan for Great Hill Partners Funds

This Stock Distribution Plan (this “Plan”) is entered into this 30th day of November, 2020 (“Adoption Date”) between Great Hill Investors, LLC (“GHI”), Great Hill Equity Partners VII, L.P. (“GHEP VII”), Great Hill Equity Partners VII-Pref, L.P. (“GHEP VII-Pref”), Great Hill Equity Partners VII PV, L.P. (“GHEP VII PV”), Great Hill Equity Partners VII-Pref PV, L.P. (“GHEP VII-Pref PV”), and GHEP VII Aggregator, L.P. (“GHEP VII Aggregator” and, together with GHI, GHEP VII, GHEP VII-Pref, GHEP VII PV and GHEP VII-Pref PV, the “GHP Funds”) and Piper Sandler & Co. (the “Broker”).

Recitals

The GHP Funds desire to establish this Plan to distribute shares of class A common stock (the “Stock”), of Wayfair Inc. (the “Issuer”) pro rata to their respective partners without valuable consideration.

The GHP Funds desire to engage the Broker to assist in effecting such distribution of shares of Stock in accordance with this Plan.

The Stock is principally traded on the New York Stock Exchange (the “Exchange”).

Agreement

Therefore, the GHP Funds and the Broker hereby agree as follows:

1.                                      The Broker shall use its best efforts to assist the GHP Funds in effecting the planned Stock distributions (each a “Planned Distribution”) pursuant to the instructions set forth on Attachment A (the “Instructions”) commencing on the date set forth in the Instructions which is at least 30 days after the Adoption Date.

2.                                      This Plan shall become effective on the date hereof and shall terminate as described in Attachment A.  Notwithstanding the provisions in Attachment A, the GHP Funds may terminate this Plan at any time by providing written notice of termination prior to the requested date of termination.

3.                                      The GHP Funds understand that if the Broker is not able to effect part or all of a Planned Distribution due to a market disruption or a legal, regulatory, or contractual restriction applicable to the Broker or due to the exercise of any time/price discretion granted to the Broker under this Plan, then such Planned Distribution shall be suspended during such event.  The Broker shall effect such Planned Distribution, or part thereof, as promptly as practical after the cessation or termination of such market disruption, applicable restriction, or other event, provided that no such Planned Distribution shall be effected after the termination of this Plan.

4.                                      The GHP Funds represent and warrant that each of them:

(a)                                 is not currently aware of any material nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and during the term of the Plan will not, directly or indirectly, communicate any material nonpublic information relating to the stock or the Issuer to any employee of the Broker other than an investment banking employee;

(b)                                 is not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent the Broker from conducting the Planned Distributions in accordance with this Plan;

(c)                                  is entering into this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of SEC Rule 10b5-1;

(d)                                 owns free and clear of any liens, claims, encumbrances or other restrictions on the shares of Stock to be distributed under this Plan;

(e)                                  may be deemed an affiliate of the Issuer for purposes of SEC Rule 144; and

(f)                                   is currently able to purchase, sell and distribute shares of Stock in accordance with the Issuer’s insider-trading policies and has obtained the approval of the Issuer’s General Counsel (or other appropriate compliance officer) to enter into this Plan at this time which approval is evidenced below by the Issuer’s acknowledgement hereof.

5.                                      The GHP Funds shall immediately notify the Broker if the GHP Funds become subject to a legal, regulatory, or contractual restriction or undertaking that would prevent the Broker from making Planned Distributions under this Plan, and, in such a case, the GHP Funds and the Broker shall cooperate to amend or otherwise revise this Plan to take account of the restriction or undertaking (but neither party shall be obligated to take any action that would be inconsistent with SEC Rule 10b5-1(c)).

6.                                      It is the parties’ intent that this Plan comply with the requirements of SEC Rule 10b5-1(c)(1) and the Issuer’s insider trading policy, and this Plan shall be interpreted to comply with the requirements thereof.  Any provision of this Plan that cannot be construed in accordance with Rule 10b5-1(c) or the Issuer’s insider trading policy shall be void.

7.                                      [Reserved.]

8.                                      The GHP Funds acknowledge that the Issuer may suspend the Planned Distributions at such times and for such periods as may be advisable to ensure compliance with, among other things, applicable securities laws and regulations, rules of the Exchange, or contractual or accounting requirements in connection with acquisitions or dispositions by the Issuer or the Issuer’s purchases or sales of its securities.  Any such suspension shall be communicated to the Broker in writing by the Issuer’s General Counsel or other appropriate compliance officer and shall contain an acknowledgment that such suspension is being made in accordance with Rule 10b5-1(c).

9.                                      The Broker agrees not to use any information about the Planned Distributions in connection with purchases or sales of, or trading in, any securities of the Issuer, or derivative securities thereof, or provide other people with such information or recommend that other people buy or sell securities based upon such information.

10.                               The GHP Funds agree to make, or to assist the Issuer in making, all filings required under Sections 13(d) and 16 of the Securities Exchange Act of 1934 (e.g., Forms 4 and 5) with respect to the Planned Distributions.  The Broker shall have no responsibility for any such filings.  However, as a courtesy to the GHP Funds, the Broker will use its reasonable best efforts to notify the designated individuals of the Issuer of any Planned Distribution no later than 24 hours from the date of such Planned Distribution.  The Broker will notify the following designated individual(s) by email:

John Dwyer

E-mail address: [omitted]

Phone Number: [omitted]

Michael Kumin

E-mail address: [omitted]

Phone Number: [omitted]

Rebecca Keddy

E-mail address: [omitted]

Phone Number: [omitted]

11.                               The GHP Funds agree that the Issuer, in its discretion, may publicly disclose the existence and terms of this Plan.

12.                               All share numbers and dollar amounts set forth in this Plan shall automatically be adjusted to reflect stock splits, stock dividends, and similar events occurring after the date hereof.

13.                               The GHP Funds may trade in securities of the Issuer in addition to the Planned Distribution, provided that the GHP Funds complies with the insider-trading policies of the Issuer and applicable regulatory requirements and the GHP Funds do not enter into or alter a corresponding or hedging transaction or position with respect to the Planned Distributions.  The GHP Funds agree to promptly notify the Broker of any transaction in the Stock by the GHP Funds other than a Planned Distribution pursuant to this Plan.

14.                               This Plan may be amended only by a writing executed by the GHP Funds and the Broker.  Any such writing shall contain the GHP Fund’s representation that it knows of no material nonpublic information regarding the Issuer or any of its securities (including the Stock) as of the date thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have signed this Plan as of the date first written above.

THE GHP FUNDS:

GREAT HILL INVESTORS, LLC

By:	/s/ Michael A. Kumin
Name: Michael A. Kumin
Title: Manager

GREAT HILL EQUITY PARTNERS VII, L.P. By: Great Hill Partners GP VII, L.P, its general partner By: GHP VII, LLC, it general partner

By:	/s/ Michael A. Kumin
Name: Michael A. Kumin
Title: Manager

GREAT HILL EQUITY PARTNERS VII-PREF, L.P. By: Great Hill Partners GP VII, L.P, its general partner By: GHP VII, LLC, it general partner

By:	/s/ Michael A. Kumin
Name: Michael A. Kumin
Title: Manager

GREAT HILL EQUITY PARTNERS VII PV, L.P. By: Great Hill Partners GP VII, L.P, its general partner By: GHP VII, LLC, it general partner

By:	/s/ Michael A. Kumin
Name: Michael A. Kumin
Title: Manager

GREAT HILL EQUITY PARTNERS VII-PREF PV, L.P. By: Great Hill Partners GP VII, L.P, its general partner By: GHP VII, LLC, it general partner

By:	/s/ Michael A. Kumin
Name: Michael A. Kumin
Title: Manager

GHEP VII AGGREGATOR, L.P. By: Great Hill Partners GP VII, L.P, its general partner By: GHP VII, LLC, it general partner

By:	/s/ Michael A. Kumin
Name: Michael A. Kumin
Title: Manager

PIPER SANDLER & CO.

/s/ Jay A. Hershey
By: Jay A. Hershey
Its: Managing Director